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==================================
 CONFIDENTIAL TREATMENT REQUESTED
Under 17 C.F.R. (SS)200.80(b)(4),
      200.83 and 240.24b-2
==================================

                                                                    EXHIBIT 10.1


                       COLLABORATIVE RESEARCH AGREEMENT

          This collaborative research agreement (this "Agreement") is entered into as of November 1, 1995 by and between PFIZER INC. ("Pfizer"), a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017, and NEUROGEN CORPORATION ("Neurogen"), a Delaware corporation, having an office at 35 Northeast Industrial Road, Branford, Connecticut 06405, each on behalf of itself and its Affiliates. Pfizer and Neutrogen are sometimes referred to herein as a "Party" and collectively as the "Parties," and references to "Pfizer," "Neurogen," a "Party" or the "Parties" shall include their respective Affiliates.

          Whereas, Neurogen has expertise regarding the neurotransmitter NPY and the biological processes involving NPY, and has developed a compound designated NGD 95-1 which the Parties believe may have pharmaceutical utility for the treatment of obesity and eating disorders; and

          Whereas, Pfizer has the capability to discover, evaluate, develop and market pharmaceutical products for the prevention and treatment of human conditions, including products developed based upon NPY technology for the treatment of obesity and other conditions;

          Whereas, the Parties wish to establish a collaborative program for the research and development of Products (as defined below), including but not limited to NGD 95-1, on the terms and conditions provided herein;

          Now, therefore, in consideration of the mutual covenants and promises set forth in this Agreement, the Parties agree as follows:

1.        DEFINITIONS.

          Whenever used in this agreement, the terms defined in this Section 1 shall have the meanings specified.

          1.1 "Affiliate" means any corporation or other legal entity owning directly or indirectly, fifty percent (50%) or more voting capital shares or similar voting securities of Pfizer or Neurogen; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer

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                                                CONFIDENTIAL TREATMENT REQUESTED

or Neurogen; or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Neurogen.

          1.2 "Annual Research Plan" means the written plan describing the research and budgets in the Area to be carried out during each year during the Contract Period by Pfizer and Neurogen pursuant to this Agreement. Each Annual Research Plan will be attached to and made a part of this agreement as Exhibit
B. A "year" will begin on the Effective Date and each of its anniversaries and end on the day preceding the next anniversary of the Effective Date.

          1.3  "Area"  means [_______________]

          1.4 "Commercialization Agreement" means the Development and Commercialization Agreement between the Parties which has been executed concurrently with the execution of this Agreement.

          1.5 "Contract Period" means the period beginning on the Effective Date and ending on the date on which this Agreement terminates.

          1.6 "Effective Date" means the date set forth in the opening paragraph of this Agreement.

          1.7  "Joint Technology"  means Technology that is or was:

               (a) developed by employees of or consultants to Pfizer or Neurogen solely or jointly with each other during the Contract Period; or

               (b) acquired by purchase, license, assignment or other means from third parties by Neurogen or Pfizer during the Contract Period.

          1.8 "Neurogen Confidential Information" means all information about any element of the Neurogen or Joint Technology which is disclosed by Neurogen to Pfizer and designated "Confidential" in writing by Neurogen at the time of disclosure to Pfizer, to the extent that such information as of the date of disclosure to Pfizer, is not (i) demonstrably

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                                                CONFIDENTIAL TREATMENT REQUESTED

known to Pfizer, other than by virtue of a prior confidential disclosure to Pfizer by Neurogen; or (ii) disclosed in published literature or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a Third Party free from any obligation of confidentiality to Neurogen.

          1.9  "Neurogen Technology"  means Technology that is or was:

               (a) developed by employees of or consultants to Neurogen alone or jointly with Third Parties prior to the Effective Date or which is the subject of patent applications filed by Neurogen in the two year period immediately following the Contract Period, other than Joint Technology; or

               (b) acquired by purchase, license, assignment or other means from Third Parties by Neurogen prior to the Effective Date.

          1.10 "NGD 95-1" means the Neurogen compound designated as NGD 95-1 [_______________]

          1.11 "NPY"  means the neurotransmitter neuropeptide Y.

          1.12 "NPY Receptor"  means [_______________]

          1.13 "Patent Rights"  shall mean:

               (1) the Valid Claims of Neurogen's patent applications listed in Exhibit A, and patents issuing on them, including any division, continuation, continuation-in-part, renewal, extension, reexamination, reissue or foreign counterpart thereof; and

               (2) all inventions deemed patentable within [_______________] including all the Valid Claims of patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

          1.14 "Pfizer Confidential Information" means all information about any element of the Pfizer or Joint Technology which is

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                                                CONFIDENTIAL TREATMENT REQUESTED

disclosed by Pfizer to Neurogen and designated "Confidential" in writing by Pfizer at the time of disclosure to Neurogen, to the extent that such information as of the date of disclosure to Neurogen, is not (i) demonstrably known to Neurogen, other than by virtue of a prior confidential disclosure to Neurogen by Pfizer; or (ii) disclosed in published literature or otherwise generally known to the public through no fault or omission of Neurogen; or (iii) obtained from a Third Party free from any obligation of confidentiality to Pfizer.

          1.15 "Pfizer Technology"  means Technology that is or was:

               (a) developed by employees of or consultants to Pfizer alone or jointly with Third Parties prior to the Effective Date or which is the subject of patent applications filed by Pfizer in the two year period immediately following the Contract Period, other than Joint Technology; or

               (b) acquired by purchase, license, assignment or other means from Third Parties by Pfizer prior to the Effective Date.

          1.16 "Product" means any pharmaceutical product, [_______________] provided, however, that the term "Product" shall all exclude [_______________] The Parties agree that NGD 95-1 shall be a "Product."

          1.17 "Research Program" is the collaborative research program described in Article 2 and conducted by Pfizer and Neurogen pursuant to this Agreement.

          1.18 "Stock Purchase Agreement" means the Stock Purchase Agreement between the Parties which has been executed concurrently with the execution of this Agreement.

          1.19 "Technology" means all compounds, materials, technology, technical information, know-how, expertise and trade secrets within the Area; provided, however, it is agreed and understood that

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                                                CONFIDENTIAL TREATMENT REQUESTED

"Technology" shall not include any compounds, materials, technology, technical information, know-how, expertise or trade secrets relating to[_______________]

          1.20 "Third Party" means any entity other than Pfizer or Neurogen or an Affiliate of either of them.

          1.21 "Valid Claim" means a claim within Patent Rights so long as such claim shall not have been disclaimed by either Pfizer or Neurogen or both, as the case may be, or shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.

2.        COLLABORATIVE RESEARCH PROGRAM.

          2.1 Purpose. Neurogen and Pfizer shall conduct the Research Program throughout the Contract Period. The objective of the Research Program is to discover and develop Products.

          2.2 Annual Research Plan. The Annual Research Plan for the first year (commending on the Effective Date) during the Contract Period is described in the attached Exhibit B. For each year after the first, the Annual Research Plan shall be prepared by the Research Committee for submission to and approval by Pfizer and Neurogen no later than ninety (90) days before the end of the prior year. Each new Annual Research Plan for each succeeding year shall be appended to Exhibit B and made part of this Agreement.

          2.3  Exclusivity.

               (a) Pfizer and Neurogen agree that during the Contract Period they will not engage in any research, development, manufacturing or commercialization activity (including entering into any agreement or arrangement with a Third Party relating to any such activity) with respect to [_______________] Section 7 of this Agreement contains additional provisions regarding relevant Third Party technologies. The initial focus of the Parties' efforts will be on [_______________]

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                                                CONFIDENTIAL TREATMENT REQUESTED

               (b) If during the term of the Commercialization Agreement and so long as Neurogen retains or has exercised the option set forth in section 5.5 thereof a Party wishes to engage in, or enter into an arrangement with a Third Party for, cli ical development or commercialization of [_______________]

               (c) During the Contract Period, prior to undertaking a drug discovery or research program with a Third Party for chemical entities [_______________] each Party will provide the other 90 days notice and an opportunity during such 90-day period to negotiate an agreement between the Parties regarding such a program. If no such agreement is executed within such 90-day period, the notifying Party will be free to enter into any agreement with any Third Party regarding such a program without obligation to the Receiving Party. Notwithstanding the foregoing, either Party may in-license known chemical entities [_______________] without obligation to the other Party under this
Section 2.3(c); provided, however, that such arrangement does not provide for further research of such chemical entity by the Third Party.

          2.4  Research Committee.

               (a) Purpose. Pfizer and Neurogen shall establish a Research Committee (the "Research Committee"):

                   (1) to review and evaluate progress under each Annual Research Plan;

                   (2) to prepare the Annual Research Plan for each year; and

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                                                CONFIDENTIAL TREATMENT REQUESTED

               (b) to coordinate and monitor publication of research results obtained from, and the exchange of information and materials that relate to, the Research Program.

          2.5 Membership. Pfizer and Neurogen each shall appoint,in its sole discretion, four members to the Research Committee. Substitutes may be appointed at any time.

              The members initially shall be:

              Pfizer Appointees:    [         ]
                                    [         ]
                                    [         ]
                                    [         ]


               Neurogen Appointees: [         ]
                                    [         ]
                                    [         ]
                                    [         ]

               (a) Chair. The Research Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by Neurogen.

               (b) Meetings. The Research Committee shall meet at least quarterly, at places and on dates selected by each Party in turn.
Representatives of Pfizer or Neurogen or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either Party.

               (c) Minutes. The Research Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within five (5) business days after each meeting. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

               (d) Decisions. All decisions of the Research Committee shall be made by majority of the members.

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                                                CONFIDENTIAL TREATMENT REQUESTED

               (e) Expenses. Pfizer and Neurogen shall each bear all expenses of their respective members related to their participation on the Research Committee.

          2.6  Reports and Materials.

               (a) Reports. During the Contract Period, Pfizer and Neurogen each shall furnish to the Research Committee:

                   (1) summary written reports within fifteen (15) days after the end of each three-month period commencing on the Effective Date, describing its progress under the Annual Research Plan; and

                   (2) comprehensive written reports within thirty (30) days after the end of each year, describing in detail the work accomplished by it under the Annual Research Plan during the year and discussing and evaluating the results of such work.

               (b) Materials. Neurogen and Pfizer shall, during the Contract Period, as a matter of course as described in the Annual Research Plan, or upon each other's written or oral request, furnish to each other samples of biochemical, biological or synthetic chemical materials which are part of Pfizer Technology, Neurogen Technology or Joint Technology and which are necessary for each Party to carry out its responsibilities under the Annual Research Plan. To the extent that the quantities of materials requested by either Party exceed the quantities set forth in the Annual Research Plan, the requesting Party shall reimburse the other Party for the reasonable costs of such materials if they are furnished.

          2.7 Laboratory Facilities and Personnel. Neurogen shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Neurogen in carrying out the Research Program.

          2.8 Diligent Efforts. Pfizer and Neurogen each shall use reasonably diligent efforts to achieve the objectives of the Research Program. Neurogen will use reasonably diligent efforts to achieve the objectives listed in each Annual Research Plan attached as Exhibit B and Pfizer will use reasonably diligent efforts to assist Neurogen in the pursuit of those objectives and in the establishment of a development plan for the Products.

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                                                CONFIDENTIAL TREATMENT REQUESTED

          2.9 Excluded Technology. Notwithstanding anything to the contrary in this Agreement or the Commercialization Agreement, Neurogen shall retain all current and future rights to [_______________]

3.   FUNDING THE RESEARCH PROGRAM.

          3.1 Patent Assignment Fee. In partial consideration for the assignment of certain Patent Rights as descried in Section 5.1(c) below, Pfizer shall pay to Neurogen a non-refundable, non-creditable license fee equal to $3,500,000. Such payment shall be made within five business days of the Effective Date.

          3.2  Research Funding

               (a) Pfizer shall pay Neurogen [_______________] The first such payment shall be made on the Effective Date and apply to the three-month period commencing November 1, 1995. Pfizer shall pay Neurogen in advance [_______________] Each payment shall be paid by Pfizer in U.S. currency by check or by other mutually acceptable means within thirty(30) days of the of the commencement of the quarterly period to which such payment applies.

               (b) [_______________]

               (c) [_______________]

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                                                CONFIDENTIAL TREATMENT REQUESTED

4.   TREATMENT OF CONFIDENTIAL INFORMATION.

          4.1 Confidentiality. Neurogen Confidential Information and Pfizer Confidential Information disclosed under this Agreement shall be subject to the provisions of Section 9.1 of the Commercialization Agreement.

          4.2 Publication. Notwithstanding anything in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent approval by Neurogen's and Pfizer's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Pfizer's and Neurogen's managements, written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for an abstract for presentation at, or inclusion in, the proceedings of a scientific meeting, and within fourteen (14) days for a transcript of an oral presentation to be given at a scientific meeting.

          4.3 Publicity. Except as required by law, neither Party may disclose the terms of this Agreement nor the research described in it without the written consent of the other Party, which consent shall not be unreasonably withheld.

          4.4 Disclosure of Inventions. Each Party shall promptly inform the other about all inventions that are conceived, made or developed in the course of carrying out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

          4.5 Restrictions on Transferring Materials. Pfizer and Neurogen recognize that the biological, synthetic, chemical and biochemical materials which are part of Pfizer Technology, Neurogen Technology or Joint Technology represent valuable commercial assets. Therefore, throughout the Contract Period
and for five (5) years thereafter, except as   may be required in a contract
with a Third Party providing for the original grant of rights or transfer of such materials from such Third Party to Neurogen or Pfizer, Neurogen and Pfizer agree not to transfer such

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materials to any third Party unless prior written consent for any such transfer is obtained from the other Party.

5.        INTELLECTUAL PROPERTY RIGHTS.

          The following provisions relate to rights in the Neurogen Technology, Pfizer Technology, Joint Technology and Patent Rights developed by Neurogen or Pfizer or both, during the course of carrying out the Research Program.

          5.1  Ownership.

               (a) All Neurogen Confidential Information and Neurogen Technology shall be owned by Neurogen. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. All Joint Technology shall be owned jointly by Neurogen and Pfizer.

               (b) Subject to subsection (c) below, all Patent Rights covering inventions made by Neurogen shall be owned by Neurogen. All Patent Rights covering inventions made by Pfizer shall be owned by Pfizer. All Patent Rights covering inventions made jointly by the Parties shall be jointly owned by the Parties. Inventorship shall be determined in accordance with U.S. patent laws.

               (c) Neurogen hereby assigns to Pfizer all of its right, title and interest in the patent applications listed in Exhibit A and in patent applications filed after the Effective Date which cover Products discovered prior to the Effective Date.

          5.2 Grants of Research Licenses. Neurogen and Pfizer each grant to the other a perpetual non-exclusive, worldwide, royalty-free license, including the right to grant sublicenses to Affiliates, to make and use Confidential Information, Technology and Patent Rights for all research purposes other than the sale or manufacture for sale of products or processes.

6.        PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF
PATENT RIGHTS.

          During the Contract Period, the Patent Rights shall be filed, prosecuted and maintained by the Parties in accordance with Sections 8.1 through
8.3 of the Commercialization Agreement.

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                                                CONFIDENTIAL TREATMENT REQUESTED

7.        ACQUISITION OF RIGHTS FROM THIRD PARTIES.

          During the Contract Period, Neurogen and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from Third Parties, technology or patents or information which may be useful in or may relate to the Research Program. Neurogen and Pfizer shall decide if such rights should be acquired in connection with the Research Program and, if so, whether by Neurogen, Pfizer or both. If acquired such rights shall become part of the Confidential Information, Technology or Patent Rights, whichever is appropriate, of the acquiring Party or Joint Technology, as the case may be.

8.        OTHER AGREEMENTS.

          Concurrently with the execution of this Agreement, Neurogen and Pfizer shall enter into the Commercialization Agreement and the Stock Purchase Agreement. [_______________]

9.        TERM, TERMINATION AND DISENGAGEMENT.

          9.1 Term. Unless sooner terminated or extended, this Agreement shall expire on the third anniversary of the Effective Date.

          9.2 Event of Termination. The following event shall constitute an event of termination ("Event of Termination"):

          (a) Neurogen or Pfizer shall fail in any material respect to perform or observe this Agreement or the Commercialization Agreement, and any such failure shall remain unremedied for thirty (30) days after written notice to the failing Party.

          9.3  Termination.

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                                                CONFIDENTIAL TREATMENT REQUESTED

               (a) Upon the occurrence of any Event of Termination, the Party not responsible may by notice to the other Party, terminate this Agreement.

               (b) If Pfizer terminates this Agreement pursuant to subparagraph
(a) above, the Commercialization Agreement shall continue according to its terms. If Neurogen terminates this Agreement pursuant to subparagraph (a) above, the Commercialization Agreement shall terminate immediately.

          9.4 Renewal of Research by Pfizer. Pfizer shall have the option, in its sole discretion, of renewing this Agreement for up to two one-year extension p riods on the terms provided herein. [_______________]

          9.5 Surviving Rights and Obligations. Termination of this Agreement for any reason shall be without prejudice to:

               (a) the rights and obligations of the Parties provided in paragraphs 2.3(b), 4.1, 4.2, 4.5 and Section 12;

               (b) Neurogen's right to receive all payments accrued under
Section 3; or

               (c) any other remedies which either Party may otherwise have.

10.       REPRESENTATIONS AND WARRANTIES.

          Neurogen and Pfizer each represents and warrants as follows:

          10.1 Organization. It is a corporation duly organized, validly existing and is in good standing under the laws of the state of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct. its business as now being

                                       13
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conducted, to own lease and operate its properties and to execute, deliver and perform this Agreement.

          10.2 Authorization. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage lease, license, permit or other instrument or obligation to which it is a Party or by which it or its properties may be bound or affected.

          10.3 Binding Agreement. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

          10.4 No Conflict. It is not under any obligation to any person or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

          10.5 No Guarantee of Success; Limitations of Liability. Each Party makes no express or implied warranties, statutory or otherwise, concerning the success of the Research Program or the quality, Validity, commercial utility, freedom from infringement or any other characteristics of any Product, Neurogen Technology, Joint Technology, Patent Right or other intellectual property rights resulting from the Research Program. Neurogen shall not be liable to Pfizer with respect to Pfizer's manufacture, use or sale of Products.

          10.6 Neurogen Ownership of Patents. Neurogen represents and warrants that, except for the rights granted to Pfizer under this Agreement and the Commercialization Agreement, it has, and shall use its reasonable best efforts to retain, all right, title and interest in and to the Neurogen Technology, and Patent Rights covering Neurogen Technology, that exist on the Effective Date.

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          10.7 No Third Party Infringement.  Neurogen represents and warrants that as of the Effective Date it has no knowledge that making, using and selling existing Products or Product candidates as pharmaceutical products may or does infringe the patent rights of any Third Party, nor does it have any knowledge that any Third Party may be or is infringing the Patent Rights.

          10.8 No Third Party Rights to Products. Neurogen represents and warrants that as of the Effective Date it has no agreements, understandings or undertakings with any Third Parties or entities regarding ownership or disposition of any Products.

11.       COVENANTS OF NEUROGEN AND PFIZER OTHER THAN REPORTING REQUIREMENTS.

          Throughout the Contract Period, Neurogen and Fizer each shall:

          11.1 Organization. maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties; and

          11.2 Compliance. comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

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12.       INDEMNIFICATION.

          Pfizer will indemnify Neurogen for damages, settlements, costs, legal fees and other expenses incurred in connection with a claim against Neurogen based on any action or omission of Pfizer, its agents or employees related to the rights or obligations of Pfizer under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness, or willful misconduct of Neurogen or (ii) if Neurogen fails to give Pfizer prompt notice of any claim it receives and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or petition and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, it shall obtain Neurogen's prior consent to such part of any settlement which requires payment or other action by Neurogen or is likely to have a material adverse effect on Neurogen's business or its economic benefit under this Agreement.

13.       NOTICES.

          All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

          If to Pfizer:     To Pfizer at its address as set forth
                            at the beginning of this Agreement.
                            Attention: President,  Central Research

          with copy to:     Office of the General Counsel

          If to Neurogen:   Neurogen at its address as set forth at
                            the beginning of this Agreement.
                            Attn: President

          with copy to:     Vice President, Finance

          Notices shall be deemed given as of the date received.

14.       GOVERNING LAW.

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This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.       MISCELLANEOUS.

          15.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

          15.2 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

          15.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.4 Amendment; Waiver; etc. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as a further or continuing waiver of any such condition or of the breach of such terms any other term of this Agreement.

          15.5 No Third Party Beneficiaries. No Third Party including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the Parties partners with each other or any Third Party.

          15.6 Assignment and Successors. This Agreement may not be assigned by either Party, except that each Party may assign this Agreement and the rights and interests of such Party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.

                                       17
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or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.

          15.7 Force Majeure. Neither Pfizer nor Neurogen shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Neurogen.

          15.8 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable it is the intention of the Parties that the remainder of the agreement shall not be affected.

          In witness whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives.


 PFIZER INC.                               NEUROGEN CORPORATION



 By: /s/ George M. Milne, Jr.              By: /s/ Harry H. Penner, Jr.
     ------------------------------           ------------------------------
     George M. Milne, Jr.                     Harry H. Penner, Jr.
     President, Pfizer Central Research       President and Chief
                                              Executive Officer

                                       18
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                                                CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit A

                          NEUROGEN PATENT APPLICATIONS

[_______________]

                                       19
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                                   Exhibit B

                              ANNUAL RESEARCH PLAN

                                       20
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                                                CONFIDENTIAL TREATMENT REQUESTED

                                NEUROGEN/PFIZER
                           NPY PROJECT COLLABORATION

                            RESEARCH PLAN AND GOALS
                            -----------------------

[_______________]

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                                                CONFIDENTIAL TREATMENT REQUESTED

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                                                CONFIDENTIAL TREATMENT REQUESTED

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